UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 27, 2021, Heath Fisher, Palomar Holdings, Inc.’s (the “Company”) President, notified the Company of his intent to resign from his position, effective April 1, 2022, in order to spend additional time with his family. On October 28, 2021, the Board of Directors of the Company approved, and on November 4, 2021, the Company announced, that Jon Christianson, the Company’s Chief Underwriting Officer, would succeed Mr. Fisher as President, effective upon Mr. Fisher’s resignation. The Company also announced that Robert Beyerle, the Company’s Senior Vice President of Inland Marine, would succeed Mr. Christianson as Chief Underwriting Officer, effective upon Mr. Christianson’s appointment as President.

Mr. Christianson’s biographical information is disclosed in the Company’s Proxy Statement for its 2021 annual meeting of stockholders. Mr. Christianson has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Mr. Christianson will not receive any adjustment to his compensation or any additional compensation in connection with his appointment as President at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	November 4, 2021	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)